ORACLE

                       BUSINESS ALLIANCE PROGRAM AGREEMENT

This Business Alliance Program Agreement (the "Agreement") is between Oracle Corporation with its principal place of business at 500 Oracle Parkway, Redwood City, California 94065 ("Oracle") and FileNet Corporation (legal name) with its principal place of business at 3565 Harbor Boulevard, Costa Mesa, CA 92626 (the "Alliance Member"). The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program licenses granted and the services that are to be provided.

1.       DEFINITIONS
1.1 "Commencement Date" shall mean the date on which the Programs are delivered by Oracle, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.
1.2 "Designated System" shall mean the computer hardware and operating system designated on the relevant Order Form or Sublicense report for use in conjunction with a Sublicensed Program, Development License, or Marketing Support License.
1.3 "Order Form" shall mean the document by which the Alliance Member orders Program licenses, Sublicenses, and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.
1.4 "Price List" shall mean Oracle's standard commercial fee schedule that is in effect when a Program license, Sublicense, or services are ordered by the Alliance Member.
1.5 "Program" shall mean the computer software in object code form owned or distributed by Oracle for which the Alliance Member is granted a license or grants a Sublicense pursuant to this Agreement; the user guides and manuals for use of the software ("Documentation"); and Updates. "Limited Production Program" shall mean a Program not specified on the Price List or which is designated as Limited Production by Oracle.
1.6 "Sublicense Addenda" shall mean the addenda to this Agreement specifying additional Sublicense terms and Sublicense rates and fees for the various types of Sublicenses which may be granted by the Alliance Member.
1.7 "Sublicense" shall mean a nonexclusive, nontransferable right granted by or through the Alliance Member to an end user to use an object code copy of the Programs with the Value-Added Package under authority of a Sublicense Addendum. 'Sublicensee" shall mean a third party who is granted a Sublicense of the Programs with the Value-Added Package for such party's own internal data processing purposes and not for purposes of any further distribution.
1.8 "Supported Program License" shall mean a Development License or Marketing Support License for which the Alliance Member has ordered Technical Support for the relevant time period. "Technical Support" shall mean Program support provided under Oracle's policies in effect on the date Technical Support is ordered.
1.9 "Update" shall mean a subsequent release of a Program which is generally made available for Supported Program Licenses at no add additional charge, other than media and handling charges. Update shall not include any release, option or future product which Oracle licenses separately.
1.10 "User," unless otherwise specified in the Order Form or Sublicense report for a user type specified in the Price List in effect when the Program is Sublicensed, shall mean a specific individual employed by the Alliance Member or Sublicensee (as the case may be) who is authorized by such party to use the Programs, regardless of whether the individual is actively using the Programs at any given time.
1.11 "Value-Added Package" shall mean the hardware or software products or services having added value which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Alliance Member. as provided under the applicable Sublicense Addenda.
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2.       LICENSES GRANTED
2.1      Development Licenses and Trial Licenses
          A. Oracle grants to the Alliance Member a nonexclusive license to use the Development Licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:
          1. to develop or prototype the Value-Added Package on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated Users or other such limitation as may be applicable;
          2. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;
          3. to provide training and technical support to employees and to customers solely in conjunction with the Value-Added Package;
          4. to use the Documentation provided with the Programs In support of the Alliance Member's authorized use of the Programs: and
          5. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.
          B. The Alliance Member may order temporary trial licenses ('Trial Licenses") for its evaluation purposes only, and not for development or prototype. purposes, for use during a period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a single Trial License.
2.2      Marketing Support Licenses
             Oracle grants to the Alliance Member a nonexclusive license to use the Marketing Support Licenses the Alliance Member obtains under this
         Agreement  and  applicable   Sublicense  Addenda,  as  follows:

          A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value- Added Package, up to any applicable maximum number of designated Users or other such limitation as may be applicable;
          B. to develop customized prototypes of the Value- Added Package for prospective Sublicensees on the Designated System if the Alliance Member does not receive any fees related to the development of such customized prototypes;
          C. to use the Documentation provided with the Programs in support of the Alliance Members authorized use of the Programs; and
          D. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

2.3      Sublicensing
         A.  License to Sublicense Programs
             As further set forth in the applicable Sublicense Addenda, Oracle hereby grants the Alliance Member a nonexclusive, nontransferable license to market and grant Sublicenses as set forth in such Sublicense Addenda and at the rates and fees set forth in such Sublicense Addenda. The Alliance Member shall only have the right to Sublicense Programs pursuant to an effective Sublicense Addendum between the parties hereto.
             The Alliance Member shall Sublicense the Programs solely through a written Sublicense agreement as provided under Section 2.3.B. Upon Oracle's request, the Alliance Member shall provide Oracle with a copy of the Alliance Member's standard Sublicense agreement.
         B.  Sublicense Agreement
             Every Sublicense agreement shall include, at a minimum, contractual provisions which:

          1. Restrict use of the  Programs  to  object  code,   subject  to  the
          restrictions provided under the applicable Sublicense Addenda and consistent with the Sublicense fees payable to Oracle;

          2. Prohibit (a) transfer of the Programs except for temporary transfer in the event of computer malfunction; (b) assignment, timesharing and
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          rental of the Programs;  and (c) title to the Programs from passing to the Sublicensee or any other party:

          3. Prohibit the reverse engineering, disassembly or decompilation of the Programs and prohibit duplication of the Programs except for a single backup or archival copy;

          4. Disclaim, to the extent permitted by applicable law, Oracle's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Programs;

          5. Require the Sublicensee at the termination of the Sublicense, to discontinue use and destroy or return to the Alliance Member all copies of the Programs and Documentation;

          6. Prohibit publication of any results of benchmark tests run on the Programs;

          7. Require the Sublicensee to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, nor any direct product thereof, are exported, directly or indirectly, in violation of United States law; and

          8. Specify Oracle as a third party beneficiary of the Sublicense agreement to the extent permitted by applicable law.

         C. Marketing/Sublicensing Practices
             In marketing and Sublicensing the Programs, the Alliance Member shall:

          1. Not engage in any deceptive, misleading, illegal, or unethical practices that may be detrimental to Oracle or to the Programs;

          2. Not make any  representations,   warranties,   or   guarantees   to
          Sublicensees concerning the Programs that are inconsistent with or in addition to those made in this Agreement or by Oracle; and

          3. Comply with all applicable federal, state,. and: local laws and regulations in performing its duties with respect to the Programs.

2.4      Acceptance of Programs
              For each  Program  license  for  which  delivery  from  Oracle  is required under this Agreement, the Alliance Member shall have a 15 day Acceptance Period, beginning on the Commencement Date, in which to evaluate the Program. During the Acceptance Period, the Alliance Member may cancel the license by giving written notice to Oracle and returning
         the  Program  in  accordance  with  Section  6.6  below.   Unless  such
         cancellation notice is given, the license will be deemed to have been accepted by the Alliance Member at the end of the Acceptance Period.
2.5      Limitations on Use
             The Alliance Member shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in this. Agreement or make the Programs available to unauthorized third parties. The Alliance Member shall not (a) use the Programs for its internal data processing or for processing customer data; (b) rent, electronically distribute, or timeshare the Programs or market the
         Programs  by  interactive  cable  or  remote  processing   services  or
         otherwise  distribute  the  Programs  other than as  specified  in this
         Agreement;   or  .(c)   cause  or  permit  the   reverse   engineering,
         disassembly, or decompilation of the Programs.
2.6      Title
              Oracle shall retain all title,  copyright,  and other  proprietary rights in the Programs and any modifications or translations thereof. The Alliance Member and its Sublicensees do not acquire any rights in the Programs other than those specified in this Agreement.
2.7      Transfer of Programs
              The  Alliance  Member  may  transfer  a  Development   License  or
         Marketing  Support  License  within  its  organization  upon  notice to
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         Oracle;  transfers  are  subject  to the  terms and fees  specified  in
         Oracle's transfer policy in effect at the time of the transfer.
2.8      Use of Programs by Agents
              The  Alliance  Member  and each  Sublicensee  (as the case may be)
         shall have the right to allow each such party's own third party agents to use each such party's licensed Programs as licensed or Sublicensed under this Agreement so long as the applicable party ensures that its agents use the Programs in accordance with the terms of this Agreement or the applicable Sublicense agreement.
2.9      Pre-Production Programs
              As an accommodation to the Alliance Member,  Oracle may supply the
         Alliance Member with pre production releases of Programs (which may be labeled "Alpha" or "Beta"). These products are not suitable for production use.
3.       TECHNICAL SERVICES
3.1      Technical Support Services
              Oracle shall provide  Technical  Support  services  ordered by the
         Alliance Member under Oracle's Technical Support policies in effect on the date Technical Support is ordered, subject to the payment by the Alliance Member of the applicable fees. Reinstatement of lapsed Technical Support services is subject to Oracle's Technical Support
         reinstatement   fees  in  effect  on  the  date  Technical  Support  is
         reordered. The Alliance Member may obtain Technical Support services for Limited Production Programs and pre-production releases of Programs on a time and materials basis.
3.2      Training Services
              Oracle will  provide  training  services  agreed to by the parties under the terms of this Agreement. For any on-site services requested by the Alliance Member, the Alliance Member shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.
4.       FEES AND PAYMENTS
4.1      License Fees and Sublicense Fees
              The Alliance  Member may order  Development  Licenses or Marketing
         Support Licenses at the standard Program license fees set forth in the Price List or at the fees otherwise provided in a Sublicense Addendum. For each Sublicense granted by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee as set forth in the applicable Sublicense Addenda. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.
              The  Alliance  Member is free to  determine  unilaterally  its own license fees to its Sublicensees. If the Alliance Member or a Sublicensee upgrades the Programs to a larger computer, transfers the Programs outside the United States and/or to another operating system, or increases the licensed number of Users, the Alliance Member will pay additional Sublicense fees to Oracle as provided under Oracle's transfer policies and rates in effect at the time the Program is upgraded or transferred.
4.2      Technical Support Fees
              Technical  Support  services  ordered by the  Alliance  Member for
         Development Licenses and Marketing Support Licenses will be provided under Oracle's Technical Support policies and rates in effect on the date Technical Support is ordered.
4.3      General Payment Terms
              Except as otherwise  provided in a Sublicense  Addendum,  invoices for payment of license fees shall be payable 30 days from the Commencement Date. Technical Support fees for Sublicenses shall be payable as specified in the applicable Sublicense Addendum. Technical Support fees for Development Licenses and Marketing Support Licenses. shall be payable annually in advance, net 30 days.. from the renewal date; such fees will be those in effect at the beginning of the period for which the fees are paid. Fees due by the Alliance Member shall not be subject to set off for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings, except where such deduction Is based on gross income. Any amounts payable by. the Alliance Member hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid. The Alliance Member agrees to pay applicable media and shipping charges. The Alliance Member shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.
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4.4      Taxes
              The fees listed in this Agreement do not include taxes;  if Oracle is required to pay sales, use, property, value-added, or other federal, state or local taxes based on the licenses granted under this Agreement, or the Sublicenses granted by the Alliance Member, then such taxes shall be billed to and paid by the Alliance Member. This shall not apply to taxes based on Oracle's income.
5.       RECORDS
5.1      Records Inspection
              The Alliance  Member shall maintain  adequate books and records in connection  with  activity  under this  Agreement.  Such records  shall
         include,  without  limitation,   executed  Sublicense  agreements,  the
         information required in or related to the Sublicense reports required under a Sublicense Addendum, the number of copies of Programs used or Sublicensed by the Alliance Member, the computers on which the Programs are installed, and the number of Users using the Programs. Oracle may audit the relevant books and records of the Alliance Member to ensure compliance with the terms of this Agreement upon reasonable notice to the Alliance Member. Any such audit shall be conducted during regular business hours at the Alliance Members offices and shall not interfere unreasonably with the Alliance Member's business activities. If an audit reveals that the Alliance Member has underpaid fees to Oracle, the Alliance Member shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed If the underpaid fees exceed five percent (5%) of the applicable license fees or Sublicense fees paid, then the Alliance Member shall pay Oracle's reasonable costs of conducting the audit. Audits shall be made no more than once annually.
5.2      Notice of Claim
              The  Alliance  Member  will  notify  the Oracle  legal  department promptly in writing of: (a) any claim or proceeding involving the Programs that comes to its attention; and (b) any material change in the management or control of the Alliance Member.
6.       TERM AND TERMINATION
6.1      Term
              This  Agreement  shall become  effective on the Effective Date and shall be valid until the expiration or termination of all Sublicense Addenda hereunder, unless terminated earlier as set forth herein. If not otherwise specified on the Order Form, each Program license granted under this Agreement shall remain in effect perpetually under the terms of this Agreement unless the license or this Agreement is terminated as provided in this Article S below. The term of each Sublicense Addendum hereunder shall be as set forth in each such Addendum.
6.2      Termination by the Alliance Member
              The  Alliance  Member  may  terminate  any  Program  license,  any
         Sublicense Addenda, or this Agreement at any time; however, termination shall not relieve the Alliance Members obligations specified in Sections 6.5 and 6.6.
6.3      Termination by Oracle
              Oracle may terminate any Program license,  any Sublicense Addenda, or this Agreement upon written notice if the Alliance Member breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.
6.4      Force Majeure
              Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days.
6.5      Effect of Termination
              Upon  expiration or termination  of a Sublicense  Addendum or this
         Agreement, all the Alliance Member's rights to market and Sublicense the Programs as set forth in such Sublicense Addendum or this Agreement shall cease.
              The termination of this Agreement,  a Sublicense Addendum,  or any license shall not limit either party from  pursuing any other  remedies
         available  to  it,  including   injunctive   relief,   nor  shall  such
         termination relieve the Alliance Members obligation to pay all fees that have accrued or that the Alliance Member has agreed to pay under a
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         Sublicense  Addendum or any Order Form, other similar ordering document under this Agreement, or that appear in a Sublicense report. The parties' rights and obligations under Sections 2.5, 2.6, 2,7 and Articles 4, 5, 6~7, and 8 shall survive termination of this Agreement.
6.6       Handling of Programs Upon Termination
              If a license  granted  under this  Agreement  expires or otherwise terminates, the Alliance Member shall: (a) cease using the applicable Programs; and (b) certify to Oracle within one month after expiration or termination that the Alliance Member has destroyed or has returned to Oracle the Programs and all copies. This requirement applies to copies in all forms; partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Programs to Oracle, the Alliance Member shall acquire a Return Material Authorization ("RMA") number from Oracle.
7.        INDEMNITY, WARRANTIES, REMEDIES
7.1       Infringement Indemnity
              Oracle will defend and  indemnify  the Alliance  Member  against a claim that Programs infringe a copyright or patent, provided that: (a) the Alliance Member notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) the Alliance Member provides Oracle with the assistance, information and authority necessary to perform
         Oracle's obligations under this Section. Reasonable out-of-pocket expenses incurred by the Alliance Member in. providing such assistance will be reimbursed by Oracle.
              Oracle shall have no liability for any claim of infringement based on use of a superseded. or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to the Alliance Member.
              In the event the  Programs  are held or are  believed by Oracle to infringe, Oracle shall have the option, at Its expense, to (a) modify the Programs to be noninfringing; (b) obtain for the Alliance Member a license to continue using the Programs; or (c) terminate the license for the infringing Programs and refund the license fees paid for those Programs, prorated over a five year term from the Commencement Date. This Section 7.1 states Oracle's entire liability and the Alliance Member's exclusive remedy for infringement.
7.2      Warranties and Disclaimers
         A. Program Warranty
              Oracle warrants for a period of  one  year  from the  Commencement
         Date that each unmodified Program for which the Alliance Member has a Supported Program License will perform the functions described in the Documentation provided by Oracle when operated on the Designated System.
         B. Media Warranty
              Oracle  warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.
         C. Services Warranty
              Oracle warrants that its  Technical  Support and training services
         will  be  performed   consistent   with  generally   accepted  industry
         standards- This warranty shall be valid for 90 days from performance of service.
         D. Disclaimers
              THE  WARRANTIES  ABOVE  ARE  EXCLUSIVE  AND IN LIEU  OF ALL  OTHER
         WARRANTIES,   WHETHER   EXPRESS  OR  IMPLIED,   INCLUDING  THE  IMPLIED
         WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
              Oracle does not warrant that the Programs will run properly on all
         Hardware, that the Programs will meet requirements of the Alliance Member or the Sublicensees or operate in the combinations which may be selected for use by the Alliance Member or the Sublicensees, that the operation of the Programs will be uninterrupted or error free, or that all Program errors will be corrected. Limited Production Programs, Pre-Production Releases of Programs, and Computer- Based Training Products are Distributed "As Is."
              The  Alliance  Member  shall  not make any  warranty  on  Oracle's behalf.
7.3      Exclusive Remedies
              For  any breach of the warranties  contained in Section 7.2 above,
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         the  Alliance Member's exclusive remedy, and Oracle's entire liability, shall be:
         A. For Programs
              The   correction  of  Program  errors  that  cause  breach  of the warranty, or if Oracle is unable to make the Program operate as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the Program license.
         B. For Media
              The  replacement of defective media returned within 90 days of the
         Commencement Date.
         C. For Services
              The  reperformance  of the  services,  or if  Oracle  is unable to perform the services as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.
7.4      Indemnification of Oracle
              The Alliance  Member agrees to enforce the terms of its Sublicense agreements required by this Agreement and to notify Oracle of any known breach of such terms. The Alliance Member will defend and indemnify Oracle against:
         A. All claims and damages to Oracle arising from any use by the Alliance Member or its Sublicensees of any product not provided by Oracle but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs;
         B. All claims and damages to Oracle caused by the Alliance Members failure to include the required contractual terms set forth in Section
         2.3.8 hereof in each Sublicense  agreement;  and
         C. All claims and damages to Oracle caused by Sublicensees' breach of any of the applicable provisions required by Section 2.3 hereof.
7.5      Equitable Relief
             The Alliance Member acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to equitable relief in addition to all other remedies available to it.
8.       GENERAL TEAMS AND CONDITIONS
8.1      Nondisclosure
              Neither party shall,  without first  obtaining the written consent of the other party disclose the terms and conditions of this Agreement, except as may be required to implement and enforce the terms of this Agreement, or as may be required by legal procedures or by law. No other information exchanged between the parties shall be deemed confidential unless the parties otherwise agree in writing. The Alliance Member shall not disclose the results of benchmark tests or other evaluation of the Programs to any third party without Oracle's prior written approval.
8.2      Copyrights
              The Programs are copyrighted by Oracle.  The Alliance Member shall retain all Oracle copyright notices on the Programs used by the Alliance Member under its Development Licenses or Marketing Support Licenses. The Alliance Member shall include the following on all copies of the Programs in software Value-Added Packages incorporating the Programs distributed by the Alliance Member:
         A. A reproduction of Oracle's copyright notice; or
         B. A copyright notice indicating that the copyright is vested in the Alliance Member containing the following
         1. A "c" in a circle and the word "copyright";
         2. The Alliance Member's name;
         3. The date of copyright; and
         4. The words "All Rights Reserved."
              Such  notices  shall be placed on the  Documentation,  the sign-on
         screen   for  any  software   Value-Added  Package   incorporating  the
         Programs,  and  the   diskette  or  tape  labels.  Notwithstanding  any
         copyright notice by the Alliance Member to the contrary, the copyright to the Program included in any such application package shall remain in Oracle. Other than as specified above, on any reproduction or translation of any Programs, Documentation, or promotional material, the Alliance Member agrees to reproduce Oracle's copyright notices intact.
8.3      Trademarks
              "Oracle" and any other  trademarks  and service  marks  adopted by
         Oracle to identify the Programs and other Oracle products and services belong to Oracle; the Alliance Member will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. The Alliance Member's use of Oracle's trademarks shall be under Oracle's trademark policies and procedures in effect from time-to-time. The Alliance Member agrees not to use the trademark "ORACLE," or any mark beginning with the tellers "Ora," or any other mark likely to cause confusion with the trademark "ORACLE" as any portion of the Alliance Member's tradename, trademark for the Alliance Members Value-Added Package, or trademark for any other products of the Alliance Member. The Alliance Member shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's Programs, products and services.
              The  Alliance  Member  agrees  with  respect  to  each  registered trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol 'circle R" and the following statement:
              __ is  a registered trademark of Oracle Corporation, Redwood City,
              California
              Unless  otherwise  notified  in writing by  Oracle,  the  Alliance
         Member agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM' and the following statement:
              __ is  a  trademark of  Oracle Corporation,Redwood City,California
              The Alliance  Member  shall not market the Oracle  Programs in any way which implies that the Oracle Programs are the proprietary product of the Alliance Member or of any party other than Oracle. Oracle shall not have any liability to the Alliance Member for any claims made by third parties relating to the Alliance Member's use of Oracle's trademarks.
8.4      Relationships between Parties
              In all matters  relating to this  Agreement,  the Alliance  Member will act as an independent contractor. The relationship between Oracle and the Alliance Member is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.
8.5      Assignment
              The  Alliance  Member may not  assign or  otherwise  transfer  any rights under this Agreement without Oracle's prior written consent.
8.6      Notice
              All notices,  including notices of address change,  required to be sent hereunder shall be in writing and shall be deemed to have been given when. deposited in first class mail to the first address listed in the relevant Order Form (if to the Alliance Member) or to the Oracle address on the Order Form (if to Oracle).
              To expedite  order  processing,  the Alliance  Member  agrees that
         Oracle may treat documents faxed by the Alliance Member to Oracle as original documents: nevertheless, either party may require the other to exchange original signed documents.
8.7      Governing Law/Jurisdiction
              This Agreement,  and all manors arising out of or relating to this
         Agreement, shall be governed by the substantive and procedural laws of the State of California and shall be deemed to be executed in Redwood City, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in. San Francisco or San Mateo County, California. Oracle and the Alliance Member agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.
8.8      Severability
              In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.
8.9      Export
              The  Alliance  Member  agrees to comply  fully  with all  relevant export laws and regulations of the United States ("Export Law') to assure that neither the Programs, nor any direct product thereof, are
         (a) exported,  directly or indirectly,  in violation of Export Laws: or
         (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.
8.10     Limitation of Liability
              In no  event  shall  either  party  be  liable  for any  indirect, incidental, special or consequential damages, or damages for loss of profits, revenue, data or use, Incurred by either party or any third party, whether in an action in contract or tort, even if the other party or any other person has been advised of the possibility of such damages. Oracle's liability for damages hereunder shall in no event exceed the amount of fees paid by the Alliance Member under this Agreement, and If such damages result from the Alliance Member's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability, prorated over a five-year term from the Commencement Pate of the applicable license or the date of performance of the applicable services.
              The provisions of this Agreement allocate the risks between Oracle and the Alliance Member. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.
8.11      Federal Government Sublicenses
              If the Alliance  Member  grants a Sublicense  to the United States government, the Programs shall be provided with "Restricted Rights"and the Alliance Member will place a legend, in addition to applicable copyright notices, on the documentation, and on the tape or diskette label, substantially similar to the following:
                            RESTRICTED RIGHTS LEGEND
          "Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Department of Defense Regulations Supplement ("DFARS") 252.227-7013, Rights in Technical Data and Computer Software (October 1988) and Federal Acquisition Regulation ("FAR") 52.227-14, Rights in Data-General,
          including   Alternate   III  (June  1987),   as   applicable.   Oracle
          Corporation, 500 Oracle Parkway, Redwood City, OA 94065."
8.12     Waiver
              The  waiver  by  either  party of any  default  or  breach of this
         Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for non-payment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.
8.13     Entire Agreement
              This  Agreement  constitutes  the complete  agreement  between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This: Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original. and all of which shall constitute together but one and the same document.
              It is expressly  agreed that the terms of this  Agreement  and any
         Order Form shall supersede the terms in any Alliance Member purchase order or other ordering document. This Agreement shall also supersede the terms of any shrinkwrap or break-the-seal license agreement included in any package for Oracle-furnished software, except terms contained in such license agreement that grant specific use rights for the Programs.

The Effective Date of this Agreement shall be July 1, 1996

Executed by FiIeNet Corporation:         Executed by Oracle Corporation:

Authorized Signature:/s/W. J. Kreidler   Authorized Signature:/s/Lloyd Alexander

Name: W. J. Kreidler                     Name: Lloyd Alexander

Title: V P. Operations                   Title: Manager - Western Region
                                                          Channels Sales Support

Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065
(415) 508-7000
Oracle is a registered trademark of Oracle Corporation.
1-95

                                  AMENDMENT ONE
                                     to the
                       BUSINESS ALLIANCE PROGRAM AGREEMENT
                                     between
                               FILENET CORPORATION
                                       and
                               ORACLE CORPORATION

This document ("Amendment One") shall serve to amend the Business Alliance Program Agreement between FileNet Corporation (the "Alliance Member") and Oracle Corporation ("Oracle") dated July 1, 1996 (the "Agreement").

The Agreement is hereby amended as follows:

1.       Replace Section 1.10 with the following:

         "1.10 "User," unless otherwise specified in the Order Form or Sublicense report for a user type specified in the Price List in effect when the Program is Sublicensed, shall mean a specific individual (i) who is employed by the Alliance Member or Sublicensee (as the case may
         be) and authorized by such party to use the Programs, or (ii) who is a third party agent acting on behalf of the Alliance Member or Sublicensee (as the case may be) and authorized by such party to use the Programs, regardless of whether the individual in (i) or (ii) above is actively using the Programs at any given time. In addition, the Alliance Member shall have the right to allow third parties ("Third Party Users") to use the Programs solely in furtherance of the Alliance Member's or a Sublicensee's business interests, for the purposes of facilitating such Third Party Users' usage of and access to the Alliance Member's Application Program. The Third Party Users shall only be licensed to use the Programs running with the Alliance Member's Application Program. The Alliance Member's Application Program used with the Programs shall not allow such Third Party Users to use the Programs outside of the functionality of such Application Program. All use of the Programs by Third Party Users shall be subject to the applicable User limitations for the applicable Programs. The Alliance Member shall ensure that the Users and Third Party Users authorized by this Section use the Programs in accordance with the terms of this Agreement. The Alliance Member shall indemnify Oracle for any claims, damages, costs, expenses or losses arising from the use of the Programs by any such User or Third Party User.

2.       Add the following to the end of Section 1.11:

         "For the purposes of this Agreement, "Application Program(s)" shall mean the Alliance Member's value-added application software, as described in the Application Package Attachment to the Runtime Sublicense Addendum, with which the Runtime Programs are to be coupled. "Application Package(s)" shall mean the Runtime Programs coupled with the Application Programs. For purposes of this Agreement, the Application Program shall be regarded as the Alliance Member's Value-Added Package."

3.       In line 3 of Section l.7, replace "end user" with "Sublicensee".

4.       In line 6 of Section 1.7, insert the following after "third party":

         "or  Alliance  Member  internal  User, as  further  set  forth  in  the applicable Sublicense Addenda,"

5.       In Section 2.3.B.2, insert the  following  at  the  beginning  of  such
         Section:

         "Except as other wise set forth herein,"

6.       In Section 2.3.B.6, insert the following after "Programs":

         "Publication" shall mean any release of the benchmark  information into the public domain."

7.       Delete Section 2.3.B.8 in its entirety.

8.       Replace the second sentence of Section 2.5 with the following:

         "The Alliance Member shall not (a) use the Programs for its internal data processing or for processing customer data; (b) rent, electronically distribute the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement, except the Alliance Member shall have the right to electronically distribute Updates of the Programs; or (c) cause or permit the reverse engineering, disassembly, or decompilation of the Programs. The Alliance Member may timeshare the Programs only upon Oracle's prior written consent, which consent shall not be unreasonably withheld, and upon the negotiation of appropriate business terms by the parties. Oracle and the Alliance Member agree to negotiate in good faith any such agreement on the terms of any timesharing arrangement. For the purposes of this Section, "timesharing" shall not be deemed to include the activities of the Alliance Member or any Sublicensee under Section 1.10."

9.       In line 3 of Section 4.3, replace "30 days" with "45 days".

10.      Delete the sixth sentence of 4.3.

11.      In Section 5.2, delete clause (b) and replace it with the following:

         "(b) any consolidation, merger or sale of substantially all of the assets of the Alliance Member or any dissolution or other fundamental change in business identity with respect to the Alliance Member"

12.      In Section 6.3, insert the following after "any Program license":

         "granted to the Alliance Member by Oracle"

13.      In Section 6.3, replace "30 days" with "60 days"

14. In Section 6.5, delete the first paragraph and replace it with the following:

         "Upon expiration or termination of a Sublicense Addendum or this Agreement, all the Alliance Member's rights to market, Sublicense, and use the Programs as set forth in such Sublicense Addendum or this Agreement shall cease; provided, however, that, notwithstanding Section
         6.6 clause (a) below, unless the termination is for material default by the Alliance Member, the Alliance Member may continue using the release of the Development Licenses then in the Alliance Member's possession on the Designated System's for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicenses granted prior to termination, provided that the Alliance Member continuously maintains Technical Support services for such Development Licenses. Such continued use of the Programs shall be subject to all the provisions of this Agreement and any applicable Sublicense Addendum. Each Sublicense of the Alliance Member effective at the time of expiration or termination of this Agreement shall survive such expiration or termination and shall continue in full force and effect until each such Sublicense expires or terminates pursuant to the Sublicense agreement relating to such Sublicense; provided, however, that the Alliance Member shall immediately terminate a Sublicense upon the failure of the Sublicensee to cure a breach of or default under the Sublicense agreement within thirty (30) days after notification to the Sublicensee by the Alliance Member or Oracle of the Sublicensee's failure to comply with its duties and obligations under the applicable Sublicense agreement."

15.      In clause (c) of Section 7.1, insert the following before "assistance":

         "reasonable"

16. The first sentence of the third paragraph of Section 7.1 of the Agreement shall be deleted and replaced with the following:

         "In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to: (a) modify the Programs to be noninfringing; or (b) obtain for the Alliance Member a license to continue using the Programs. If Oracle determines that it is not commercially reasonable to perform either of the above options, then Oracle may terminate the license for the infringing Programs and refund the license fees paid for those Programs."

17.      Replace clause (c) of Section 7.4 with the following:

         "(c) All damages to Oracle caused by a Sublicensee's material breach of any of the applicable provisions required by Section 2.3 hereof, provided that such breach was caused solely by the failure of the Alliance Member to enforce known material breaches within a reasonable time after such breach becomes known to the Alliance Member. If the Alliance Member causes such Sublicensee to cure such breach within a reasonable time, then the Alliance Member shall be relieved of its indemnification obligations hereunder."

18.      Replace Section 7.5 with the following:

         "Each party acknowledges that any breach of its obligations with respect to proprietary rights of the other party will cause such other party irreparable injury for which there are inadequate remedies at law and that such other party shall be entitled to equitable relief in addition to all other remedies available to it.

19. Section 8.1 of the Agreement shall be deleted in its entirety and replaced with the following:

         "By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the

         Programs,  the  terms  and  conditions  of  this  Agreement,   and  all
         information clearly marked as confidential.

         A party's Confidential Information shall not include information which:
         (a) is or becomes a part of the public domain through no act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or
         (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; (d) is independently developed by the other party; or (e) is disclosed under operation of law. The Alliance Member shall have the right to disclose the results of benchmark tests to a prospective Sublicensee which is not a competitor of Oracle for use for evaluation purposes only if the prospective Sublicensee has executed a nondisclosure agreement with the Alliance Member governing the benchmark test results under terms equivalent to those set forth in this Section. Otherwise, results of benchmark tests run by the Alliance Member may not be disclosed unless Oracle consents to such disclosure in writing. The Alliance Member shall have the right to disclose benchmark information which solely concerns its applications programs.

         The parties agree, both during the term of this Agreement and for a period of two (2) years after termination of this Agreement and of all licenses granted hereunder, to hold each other's Confidential Information in confidence. The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purposes other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement."

20.      Replace the body of Section 8.5 with the following:

         "Neither party shall assign or otherwise transfer any rights under this Agreement without the other party's prior written consent."

21.      Delete the second and third sentences of Section 8.7.

Other than the addition of the foregoing, the Agreement remains unchanged and in full force and effect.

The Effective Date of this Amendment One is July 1, 1996.

      FILENET CORPORATION                ORACLE CORPORATION

      By: /s/ W. J. Kreidler             By: /s/ Lloyd Alexander

      Name:    W. J. Kreidler            Name: Lloyd Alexander

      Title:  V P. Operations            Title: Manager - Western Region
                                                          Channels Sales Support

                                    EXHIBIT A
                            COMMISSION REQUEST FORM


Company Name:

Address:

City:                            State:                            Zip:

Contact Name/Title:                             Phone Number:

Type of Business Organization:

Annual Revenue $:                         # of Employees:

Existing Software:

Proposed Software Solution:

Hardware Platform/Operating System:

Oracle Programs:

Projected Order Date:

Projected Dollar amount of Order:

Amount of Commission requested:


Alliance Member direct marketing efforts:


Additional Information:


Any Commission payable under this Commission Request Form shall be specific to the license of Programs as specified above to the end user set forth above. The amount of Commission specified above shall not be applicable to any other Program licenses by Oracle.

The Effective Date of this Commission Request Form shall be

Executed by the Alliance Member:                Executed by Oracle Corporation:

Authorized Signature:                        Authorized Signature:

Name:                                        Name:

Title:                                       Title: